Exhibit 99.1

Astra Announces Electric Propulsion System Contract with LeoStella

ALAMEDA, CA – April 12, 2022. Astra Space, Inc. (“Astra”) (Nasdaq: ASTR) and LeoStella LLC (“LeoStella”) today announced a contract for Astra to provide multiple Astra Spacecraft Engines for LeoStella satellites. Astra is expected to begin delivering the propulsion systems later this year and into 2023.

LeoStella designs and manufactures operational satellites cost effectively and at scale. Astra’s Spacecraft Engine has demonstrated that it can assist satellites in achieving and maintaining target orbits and maneuverability and is expected to be integrated onto a variety of LeoStella’s satellites.

“As demand for small satellites continues to grow, we are always looking for innovative options to provide highly efficient, reliable propulsion for our satellites,” said Tod Byquist, Director of Programs and Supply Chain at LeoStella. “Astra’s Spacecraft Engine has good flight heritage and the performance we need to get our satellites to space on schedule.”

“LeoStella is a pioneering force in constructing critical space infrastructure through a variety of satellite designs,” said Mike Cassidy, VP of Product Management at Astra. “Their vision to deploy reliable, cost-effective satellites aligns closely with Astra’s and demonstrates the innovative forces at work to expand and accelerate access to space.”

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About Astra

Astra’s mission is to improve life on Earth from space by creating a healthier and more connected planet. Today, Astra offers one of the lowest cost-per-launch dedicated orbital launch services of any operational launch provider in the world. Astra delivered its first commercial payload into earth orbit in 2021, making it the fastest company in history to reach this milestone, just five years after it was founded in 2016. Astra (NASDAQ: ASTR) was the first space launch company to be publicly traded on Nasdaq. Visit astra.com to learn more about Astra.

About LeoStella

LeoStella is a state-of-the-art satellite design and manufacturing company transforming constellation construction by building small satellites cost-effectively and at scale. Based in Tukwila, Wash., LeoStella is a joint venture between Thales Alenia Space and BlackSky. The company was founded to meet the growing demand for efficient satellite development and manufacturing arising from the increasing number of constellations. For more information, visit https://www.leostella.com/.

Safe Harbor Statement

Certain statements made in this press release are “forward-looking statements”. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) our failure to meet projected development and delivery targets, including as a result of the decisions of governmental authorities or other third parties not within our control; (ii) changes in applicable laws or regulations; (iii) the ability of the Astra to meet its financial and strategic goals, due to, among other things, competition; (iv) the ability of Astra to pursue a growth strategy and manage growth profitability; (v) the possibility that Astra may be adversely affected by other economic, business, and/or competitive factors; (vi) the effect of the COVID-19 pandemic on Astra and (vii) other risks and uncertainties described discussed from time to time in other reports and other public filings with the Securities and Exchange Commission, including our registration statements and quarterly reports.

Astra Media Contact:

Kati Dahm

kati@astra.com

Astra Investor Contact:

Dane Lewis

dane@astra.com

LeoStella Media Contact:

Colleen Moffitt

media@leostella.com